UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2009
AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
70 Pine Street
New York, New York 10270
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1: AMENDMENT NO. 3 TO CREDIT AGREEMENT

Section 1 — Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.
On April 17, 2009, American International Group, Inc. (“AIG”) and the Federal Reserve Bank of New York (the “NY Fed”) entered into an Amendment No. 3 (“Amendment No. 3”) to the Credit Agreement between AIG and the NY Fed, dated September 22, 2008 (as amended, the “Credit Agreement”). Amendment No. 3 was made to
•	remove the minimum 3.5 percent LIBOR rate;

•	permit the issuance by AIG of the Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock and a warrant to purchase 3,000 shares of AIG’s common stock to the United States Department of the Treasury; and

•	make other non-material and technical amendments.
Attached as Exhibit 99.1 is Amendment No. 3, which is incorporated into this Item 1.01 by reference.
Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit 99.1	Amendment No. 3 to Credit Agreement, dated as of April 17, 2009, between American International Group, Inc. and the Federal Reserve Bank of New York.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: April 17, 2009	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Secretary